Exhibit 99.2
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby makes, constitutes and appoints: (i) B-Flexion Fund Management (Jersey) Limited (acting by any 2 directors of such entity for the time being); and also (ii) Andrew Curtis, Edward Butler, Rakhee Ditta and Lillian Bond (in each case, individually), in each case, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
(1)
execute for, and on behalf of, the undersigned, in the undersigned's capacity as a beneficial owner of securities of Madison Air Solutions Corporation (the "Company"), (a) Form 3, 4 or 5 relating to the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (b) Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and (c) Schedule 13D, Schedule 13G and any amendments thereto in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules and regulations promulgated thereunder; and

(2)
do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, Form 144, Schedule 13D, Schedule 13G and any amendments thereto or other required reports and timely file such forms or reports with the U.S. Securities and Exchange Commission and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act, Rule 144 under the Securities Act or Sections 13(d) and 13(g) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144, Schedule 13D or Schedule 13G (or any amendments thereto) with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact at any time.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April, 2026.
By:	/s/ Ernesto Silvio Maurizio Bertarelli
Name:	Ernesto Silvio Maurizio Bertarelli